Exhibit 99.1

Solaris Energy Infrastructure Announces Second Quarter 2025 Results, Updated Earnings Guidance and Continued Shareholder Returns

HOUSTON, Texas, July 23, 2025 — (BUSINESS WIRE) — Solaris Energy Infrastructure, Inc. (NYSE:SEI) (“Solaris” or the “Company”), today announced second quarter 2025 financial and operational results and updated earnings guidance.

Second Quarter 2025 Summary Results and Key Updates

●	Revenue and Profitability
o	Revenue of $149 million increased 18% sequentially from first quarter 2025 due to activity growth within the Solaris Power Solutions segment.

o	Net income of $24 million and $0.30 per diluted Class A common share; Adjusted pro forma net income(1) of $25 million and $0.34 per fully diluted share.

o	Total Adjusted EBITDA(1) of $61 million increased 29% sequentially from first quarter 2025.

o	Adjusted EBITDA attributable to Solaris(1)(4) of approximately $62 million, which excludes the EBITDA loss attributable to the non-controlling interest in Stateline Power, LLC (the “Stateline JV”), the Company’s joint venture to provide approximately 900 megawatts (“MW”) of primary power to a data center.

●	Guidance (2)
o	Increasing third quarter 2025 Adjusted EBITDA guidance to $58-63 million from previous guidance of $55-60 million and establishing fourth quarter 2025 Adjusted EBITDA guidance in-line with third quarter 2025 at $58-63 million.

●	Financing and Balance Sheet
o	During second quarter 2025, Solaris closed $155 million of 4.75% senior convertible notes.

o	Stateline JV closed a $550 million senior secured loan facility, with an initial draw of $72 million.

o	Consolidated total debt was $535 million as of June 30, 2025. Consolidated total cash was $139 million at June 30, 2025. After subtracting the portion of debt and cash attributable to Solaris’ 49.9% non-controlling interest partner in Stateline JV, debt and cash attributable to Solaris were $500 million and $119 million, respectively.

●	Shareholder Returns – Approved third quarter 2025 dividend of $0.12 per share on July 23, 2025, to be paid on September 26, 2025, to holders of record as of September 16, 2025, which, once paid, will represent Solaris’ 28th consecutive dividend.

CEO Commentary

“Solaris delivered another quarter of strong results as we continue to execute on our strategy of growing our Power Solutions segment while generating substantial free cash flow in our Logistics Solutions segment,” commented Bill Zartler, Solaris’ Chairman and Chief Executive Officer.

“In the second quarter, we continued to expand our power fleet, meaningfully accelerated power delivery on our initial data center project, welcomed new customers, and began installing critical emissions control equipment to support multi-year contracts. I’m pleased with the performance this year from a financial, operational and commercial perspective. The prospects for continued growth in our Power Solutions segment look strong as we continue to develop our business and asset base.”

Segment Results (3)

Solaris Power Solutions

●	Activity – Second quarter 2025 averaged approximately 600 MW of capacity earning revenue compared to approximately 390 MW in first quarter 2025.
●	Revenue – Second quarter 2025 revenue of $76 million increased 53% sequentially from first quarter 2025, in-line with growth in average megawatts earning revenue.
●	Profitability – Second quarter 2025 Segment Adjusted EBITDA (1)(3) of $46 million increased 43% from first quarter 2025 due to growth in owned MW, increased contribution from leased capacity, and the pull-forward contribution of the start-up and commissioning of higher-than-expected capacity.

Solaris Logistics Solutions

●	Activity – 94 fully utilized systems, a decline of 4% sequentially from first quarter 2025 amidst lower commodity prices.
●	Revenue – Second quarter 2025 revenue of $74 million decreased 4% from first quarter 2025, in-line with activity.
●	Profitability – Second quarter 2025 Segment Adjusted EBITDA (1)(3) of $23 million decreased 13% from first quarter 2025 due primarily to the decrease in fully-utilized system count and higher fixed cost absorption.

Footnotes

(1)

See “About Non-GAAP Measures” below for additional detail and reconciliations of GAAP to non-GAAP measures in the accompanying financial tables. Due to the forward-looking nature of such metrics, a reconciliation of 2025 third quarter and fourth quarter Adjusted EBITDA to the most directly comparable GAAP measure cannot be provided without unreasonable efforts.

(2)

Please refer to the Earnings Supplemental Slides posted under “Events” on the Investor Relations section of the Company’s website solaris-energy.com for more detail on activity and financial guidance, including expected 2025 and 2026 estimated capital expenditures by quarter.

(3)	Segment Adjusted EBITDA excludes Corporate and other Adjusted EBITDA.
(4)	Adjusted EBITDA attributable to Solaris excludes the 49.9% non-controlling interest share of Stateline JV’s Adjusted EBITDA attributable to CTC Property LLC.

Conference Call

Solaris will host a conference call to discuss its results for second quarter 2025 on Thursday, July 24, 2025 at 8:00 a.m. Central Time (9:00 a.m. Eastern Time). To join the conference call from within the United States, participants may dial (844) 413-3978, or for participants outside of the United States (412) 317-6594. Participants should ask the operator to join the Solaris Energy Infrastructure, Inc. call. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. To listen via live webcast, please visit the Investor Relations section of the Company’s website at solaris-energy.com.

An audio replay of the conference call will be available shortly after the conclusion of the call and will remain available for approximately seven days. It can be accessed by dialing (877) 344-7529 within the United States or (412) 317-0088 outside of the United States. The conference call replay access code is 6815511. The replay will also be available in the Investor Relations section of the Company’s website shortly after the conclusion of the call and will remain available for approximately seven days.

About Non-GAAP Measures

In addition to financial results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), this news release presents non-GAAP financial measures. Management believes that EBITDA, Adjusted EBITDA, Adjusted pro forma net income and Adjusted pro forma earnings per fully diluted share provide useful information to investors regarding the Company’s financial condition and results of operations because they reflect the core operating results of our businesses and help facilitate comparisons of operating performance across periods. Although management believes the aforementioned non-GAAP financial measures are good tools for internal use and the investment community in evaluating Solaris’ overall financial performance, the foregoing non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measures is included in the accompanying financial tables.

About Solaris Energy Infrastructure, Inc.

Solaris Energy Infrastructure, Inc. (NYSE:SEI) provides mobile and scalable equipment-based solutions for use in distributed power generation as well as the management of raw materials used in the completion of oil and natural gas wells. Headquartered in Houston, Texas, Solaris serves multiple U.S. end markets, including energy, data centers, and other commercial and industrial sectors. Additional information is available on our website, solaris-energy.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Examples of forward-looking statements include, but are not limited to, our business strategy, our industry, our future profitability, changes in tariffs, trade barriers, price and exchange controls and other regulatory requirements, and the impact of such policies on us, our customers and the global economic environment, the success of the Stateline JV and associated transactions and its impact on the financial condition and results of operations of our Solaris Power Solutions segment, the anticipated growth of our power fleet and sources of financing thereafter, the volatility in global oil markets, expected capital expenditures and the impact of such expenditures on performance, management changes, current and potential future long-term contracts, our future business and financial performance and our results of operations, and the other risks discussed in Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the US Securities Exchange Commission (the “SEC”) on March 5, 2025, Part II, Item 1A. “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed with the SEC on May 7, 2025 and Part II. Item 1A. “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 to be filed with the SEC subsequent to the issuance of this communication. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to the factors discussed or referenced in our filings made from time to time with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

SOLARIS ENERGY INFRASTRUCTURE, INC

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2025	2024	2025	2025	2024

Service revenue	$87,435	$69,640	$87,226	$174,661	$134,275
Service revenue - related parties	—	4,246	—	—	7,501
Leasing revenue	61,893	—	39,106	100,999	—
Total revenue	149,328	73,886	126,332	275,660	141,776

Operating costs and expenses:
Cost of services, excluding depreciation and amortization	54,023	46,131	52,159	106,182	86,018
Cost of leasing revenue, excluding depreciation	25,226	—	15,551	40,777	—
Non-leasing depreciation and amortization	12,240	9,565	12,786	25,026	19,499
Depreciation of leasing equipment	6,137	—	7,278	13,415	—
Gain on reversal of property tax contingency (1)	—	(2,483)	—	—	(2,483)
Selling, general and administrative	14,899	8,259	15,274	30,173	16,249
Other operating expense, net (2)	1,234	560	1,229	2,463	683
Total operating costs and expenses	113,759	62,032	104,277	218,036	119,966
Operating income	35,569	11,854	22,055	57,624	21,810
Interest expense, net	(5,482)	(685)	(5,171)	(10,653)	(1,484)
Income before income tax expense	30,087	11,169	16,884	46,971	20,326
Provision for income taxes	(5,958)	(1,345)	(3,916)	(9,874)	(3,202)
Net income	24,129	9,824	12,968	37,097	17,124
Less: net income related to non-controlling interests	(12,174)	(3,616)	(7,648)	(19,822)	(6,599)
Net income attributable to Solaris Energy Infrastructure, Inc.	11,955	6,208	5,320	17,275	10,525
Less: income attributable to participating securities (3)	(553)	(410)	(257)	(825)	(676)
Net income attributable to Class A common shareholders	$11,402	$5,798	$5,063	$16,450	$9,849

Earnings per share of Class A common stock - basic	$0.30	$0.20	$0.14	$0.44	$0.35
Earnings per share of Class A common stock - diluted	$0.30	$0.20	$0.14	$0.44	$0.35

Basic weighted average shares of Class A common stock outstanding	37,818	28,335	36,176	37,002	28,461
Diluted weighted average shares of Class A common stock outstanding	37,818	28,335	36,176	37,002	28,461

1)	Represents reversal of a portion of previously recognized property tax contingency following a settlement agreement with Brown County Appraisal District.
2)	Other operating expense (income), net includes the gains or losses on the sale or disposal of assets, credit losses or recoveries, sublease income, transaction costs and other settlements.
3)	The Company’s unvested restricted shares of common stock are participating securities because they entitle the holders to non-forfeitable rights to dividends until the awards vest or are forfeited.

SOLARIS ENERGY INFRASTRUCTURE, INC

SEGMENT REPORTING

(In thousands)

(Unaudited)

We report two distinct business segments, which offer different services and align with how our chief operating decision maker assesses operating performance and allocates resources.

Our reporting segments are:

●	Solaris Power Solutions – provides configurable sets of natural gas-powered mobile turbines and ancillary equipment. This segment primarily leases equipment to data center and energy customers and is focused on continuing to grow its services with these customers as well as across multiple commercial and industrial end-markets.
●	Solaris Logistics Solutions – designs and manufactures specialized equipment that enables the efficient management of raw materials used in the completion of oil and natural gas wells. Solaris’ equipment-based logistics services including field technician support, software solutions, and may also include last mile and mobilization services.

We evaluate the performance of our business segments based on Adjusted EBITDA. We define Adjusted EBITDA as our net income plus depreciation and amortization expense, interest expense, income tax expense, stock-based compensation expense, and certain non-cash items and any extraordinary, unusual or non-recurring gains, losses or expenses.

Summarized financial information by business segment is shown below. The financial information by business segment for prior periods has been restated to reflect the changes in reportable segments.

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2025	2024	2025	2025	2024
Revenue
Solaris Power Solutions	$75,625	$—	$49,375	$125,000	$—
Solaris Logistics Solutions	73,703	73,886	76,957	150,660	141,776
Total revenues	$149,328	$73,886	$126,332	$275,660	$141,776

Adjusted EBITDA
Solaris Power Solutions	$45,657	$—	$31,905	$77,562	$—
Solaris Logistics Solutions	22,714	28,181	25,974	48,688	54,041
Corporate and other	(7,764)	(7,384)	(10,998)	(18,762)	(10,557)
Total Adjusted EBITDA*	$60,607	$20,797	$46,881	$107,488	$43,484

Capital expenditures
Solaris Power Solutions	$183,510	$—	$142,078	$325,588	$—
Solaris Logistics Solutions	1,491	624	2,202	3,693	3,748
Corporate and other	123	39	50	173	273
Total capital expenditures	$185,124	$663	$144,330	$329,454	$4,021

*	See “About Non-GAAP Measures” above for additional detail and reconciliations of GAAP to non-GAAP measures in the accompanying financial tables.

SOLARIS ENERGY INFRASTRUCTURE, INC

RECONCILIATION AND CALCULATION OF NON-GAAP FINANCIAL AND OPERATIONAL MEASURES

(In thousands, except per share data)

(Unaudited)

EBITDA AND ADJUSTED EBITDA

We view EBITDA and Adjusted EBITDA as important indicators of performance. We use them to assess our results of operations because it allows us, our investors and our lenders to compare our operating performance on a consistent basis across periods by removing the effects of varying levels of interest expense due to our capital structure, depreciation and amortization due to our asset base and other items that impact the comparability of financial results from period to period. We present EBITDA and Adjusted EBITDA because we believe they provide useful information regarding trends and other factors affecting our business in addition to measures calculated under generally accepted accounting principles in the United States (“GAAP”).

We define EBITDA as net income, plus (i) depreciation and amortization expense, (ii) interest expense and (iii) income tax expense. We define Adjusted EBITDA as EBITDA plus (i) stock-based compensation expense and (ii) certain non-cash items and extraordinary, unusual or non-recurring gains, losses or expenses.

EBITDA and Adjusted EBITDA should not be considered in isolation or as substitutes for an analysis of our results of operation and financial condition as reported in accordance with GAAP. Net income is the GAAP measure most directly comparable to EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA should not be considered alternatives to net income presented in accordance with GAAP. Because EBITDA and Adjusted EBITDA may be defined differently by other companies in our industry, our definitions of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

The following table presents a reconciliation of the GAAP financial measure of net income to the non-GAAP financial measure of Adjusted EBITDA.

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2025	2024	2025	2025	2024

Net income	$24,129	$9,824	$12,968	$37,097	$17,124
Depreciation and amortization	18,377	9,565	20,064	38,441	19,499
Interest expense, net	5,482	685	5,171	10,653	1,484
Provision for income taxes (1)	5,958	1,345	3,916	9,874	3,202
EBITDA	$53,946	$21,419	$42,119	$96,065	$41,309
Stock-based compensation expense (2)	5,207	2,659	3,277	8,484	4,876
Stateline JV transaction costs (3)	1,268	—	534	1,802	—
Credit (recoveries) losses	(245)	(174)	794	549	126
Property tax contingency (4)	—	(2,483)	—	—	(2,483)
Accrued property tax (5)	—	(1,794)	—	—	(1,794)
Acquisition-related costs (6)	—	877	—	—	922
Other (7)	431	293	157	588	528
Total Adjusted EBITDA	60,607	20,797	46,881	107,488	43,484
Adjusted EBITDA loss attributable to Stateline JV non-controlling interest (8)	1,630	—	—	1,630	—
Adjusted EBITDA attributable to Solaris	$62,237	$20,797	$46,881	$109,118	$43,484

(1)	United States federal and state income taxes.
(2)	Represents stock-based compensation expense related to restricted stock awards and performance-based restricted stock units.
(3)	Represents costs incurred to establish the Stateline JV, including legal fees related to debt amendments to incorporate provisions for the joint venture.
(4)	Represents reversal of a portion of previously recognized property tax contingency following a settlement agreement with Brown County Appraisal District.
(5)	Represents reversal of previously recognized accrued property tax expenses following a settlement agreement with Brown County Appraisal District, included in cost of services in the condensed consolidated statements of operations.
(6)	Represents costs incurred to affect the acquisition of Mobile Energy Rentals LLC.
(7)	Other includes the net effect of loss/gain on disposal of assets and lease terminations, inventory write-offs, and transaction costs incurred for activities related to acquisition opportunities.
(8)	Represents the 49.9% non-controlling interest share of Stateline JV’s Adjusted EBITDA loss attributable to CTC Property LLC.

CASH AND DEBT ATTRIBUTABLE TO SOLARIS

	June 30,	December 31,
	2025	2024
Cash attributable to Solaris:
Cash and cash equivalents	$99,626	$114,255
Restricted cash (1)	39,416	45,612
Consolidated cash	$139,042	$159,867
Less: cash attributable to Stateline JV non-controlling interest	(20,331)	—
Cash and cash equivalents and restricted cash attributable to Solaris	$118,711	$159,867

Debt attributable to Solaris:
Long-term debt, current portion	$16,714	$8,125
Long-term debt, net of current portion	369,518	307,605
Convertible notes	149,267	—
Consolidated debt and convertible notes	$535,499	$315,730
Less: debt attributable to Stateline JV non-controlling interest	(35,521)	—
Debt attributable to Solaris	$499,978	$315,730

(1)	Cash segregated for capital expenditures.

ADJUSTED PRO FORMA NET INCOME AND ADJUSTED PRO FORMA EARNINGS PER FULLY DILUTED SHARE

Adjusted pro forma net income represents net income attributable to Solaris assuming the full exchange of all outstanding membership interests in Solaris Energy Infrastructure, LLC (“Solaris LLC”) not held by Solaris Energy Infrastructure, Inc. for shares of Class A common stock, adjusted for certain non-recurring items that the Company doesn't believe directly reflect its core operations and may not be indicative of ongoing business operations. Adjusted pro forma earnings per fully diluted share is calculated by dividing adjusted pro forma net income by the weighted-average shares of Class A common stock outstanding, assuming the full exchange of all outstanding units of Solaris LLC (“Solaris LLC Units”), after giving effect to the dilutive effect of outstanding equity-based awards.

When used in conjunction with GAAP financial measures, adjusted pro forma net income and adjusted pro forma earnings per fully diluted share are supplemental measures of operating performance that the Company believes are useful measures to evaluate performance period over period and relative to its competitors. By assuming the full exchange of all outstanding Solaris LLC Units, the Company believes these measures facilitate comparisons with other companies that have different organizational and tax structures, as well as comparisons period over period because it eliminates the effect of any changes in net income attributable to Solaris as a result of increases in its ownership of Solaris LLC, which are unrelated to the Company's operating performance, and excludes items that are non-recurring or may not be indicative of ongoing operating performance.

Adjusted pro forma net income and adjusted pro forma earnings per fully diluted share are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation. Presentation of adjusted pro forma net income and adjusted pro forma earnings per fully diluted share should not be considered alternatives to net income and earnings per share, as determined under GAAP. While these measures are useful in evaluating the Company's performance, it does not account for the earnings attributable to the non-controlling interest holders and therefore does not provide a complete understanding of the net income attributable to Solaris. Adjusted pro forma net income and adjusted pro forma earnings per fully diluted share should be evaluated in conjunction with GAAP financial results. A reconciliation of adjusted pro forma net income to net income attributable to Solaris, the most directly comparable GAAP measure, and the computation of adjusted pro forma earnings per fully diluted share are set forth below.

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2025	2024	2025	2025	2024
Numerator:
Net income attributable to Solaris	$11,955	$6,208	$5,320	$17,275	$10,525
Adjustments:
Reallocation of net income attributable to non-controlling interests from the assumed exchange of LLC Interests (1)	12,174	3,616	7,648	19,822	6,599
Stateline JV transaction costs (2)	1,268	—	534	1,802	—
Credit (recoveries) losses	(245)	(174)	794	549	126
Property tax contingency (3)	—	(2,483)	—	—	(2,483)
Accrued property tax (4)	—	(1,794)	—	—	(1,794)
Acquisition-related costs (5)	—	877	—	—	922
Other (6)	431	293	157	588	528
Net loss attributable to Stateline JV non-controlling interest (7)	1,479	—	—	1,479	—
Incremental income tax expense	(2,428)	(578)	(611)	(3,039)	(1,204)
Adjusted pro forma net income	$24,634	$5,965	$13,842	$38,476	$13,219
Denominator:
Diluted weighted average shares of Class A common stock outstanding	37,818	28,335	36,176	37,002	28,461
Adjustments:
Potentially dilutive shares (8)	34,188	15,990	31,824	32,966	15,722
Adjusted pro forma fully weighted average shares of Class A common stock outstanding - diluted	72,006	44,325	68,000	69,968	44,183
Adjusted pro forma earnings per share - diluted	$0.34	$0.13	$0.20	$0.55	$0.30

(1)	Assumes the exchange of all outstanding Solaris LLC Units for shares of Class A common stock at the beginning of the relevant reporting period, resulting in the elimination of the non-controlling interest and recognition of the net income attributable to non-controlling interests.
(2)	Represents costs incurred to establish the Stateline JV, including legal fees related to debt amendments to incorporate provisions for the joint venture.
(3)	Represents reversal of a portion of previously recognized property tax contingency following a settlement agreement with Brown County Appraisal District.
(4)	Represents reversal of previously recognized accrued property tax expenses following a settlement agreement with Brown County Appraisal District, included in cost of services in the condensed consolidated statements of operations.
(5)	Represents costs incurred to affect the acquisition of Mobile Energy Rentals LLC.
(6)	Other includes the net effect of loss/gain on disposal of assets and lease terminations, inventory write-offs, and transaction costs incurred for activities related to acquisition opportunities.
(7)	Represents the 49.9% non-controlling interest share of Stateline JV’s net loss attributable to CTC Property LLC.
(8)	Represents the weighted-average potentially dilutive effect of Class B common stock, unvested restricted stock awards, unvested performance-based restricted stock units, outstanding stock options, and shares issuable upon conversion of the convertible notes.

Contacts:

Yvonne Fletcher

Senior Vice President, Finance and Investor Relations

(281) 501-3070

IR@solaris-energy.com